As filed with the Securities and Exchange Commission on August 28, 2014
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	3559	11-2160665
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

131 Heartland Boulevard
Edgewood, New York 11717
(631) 952-2288
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Kenneth M. Darby, Chief Executive Officer
John M. Badke, Chief Financial Officer
Vicon Industries, Inc.
131 Heartland Boulevard
Edgewood, New York 11717
(631) 952-2288
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Alison Newman Fox Rothschild LLP 100 Park Avenue New York, NY 10017 (212) 878-7997	Charles Chestnutt Chief Executive Officer IQinVision, Inc. 33122 Valle Road San Juan Capistrano, CA 92675 (949) 369-8100	Christopher D. Ivey Ryan C. Wilkins Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive Newport Beach, CA 92660 (949) 725-4121

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration No. 333-196386

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, par value $0.01 per share	18,450	N/A	$74,907	$9.65

(1)
Represents the maximum number of additional shares of common stock, par value $0.01 per share (“Vicon common stock”), of Vicon Industries, Inc. (“Vicon”) issuable to holders of capital stock (“IQinVision capital stock”) of IQinVision, Inc. (“IQinVision”) in the proposed merger (the “Merger”) of IQinVision with VI Merger Sub, Inc., a wholly owned subsidiary of Vicon (“Merger Sub”), with IQinVision surviving as a wholly owned subsidiary of Vicon. Vicon common stock is listed on the NYSE MKT Market under the symbol “VII.”

(2)
This number is based on the exchange of 4,522,335 shares of Vicon common stock for 12,929,025 shares of IQinVision capital stock pursuant to the formula set forth in the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated March 28, 2014, by and among Vicon, IQinVision and Merger Sub.

(3)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, the proposed maximum aggregate offering price of Vicon common stock was calculated based upon the market value of shares of Vicon common stock in accordance with Rule 457(c) under the Securities Act as follows: the product of (i) $4.06, the average of the high and low prices per shares of Vicon common stock on August 27, 2014, as quoted on the NYSE MKT, and (ii) 18,450, the estimated maximum number of additional shares of Vicon common stock which may be exchanged in the Merger.

(4)
The registrant previously paid a filing fee of $1,519.86 in connection with registering 4,503,885 shares of its common stock in its Registration Statement on Form S-4 (Registration No. 333-196386) filed with the Commission on May 29, 2014. An additional registration fee of $9.65 is being paid for the registration for an additional 18,450 shares of common stock in accordance with Section 6(b) of the Securities Act, as amended, at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price.

This Registration Statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note
Pursuant to its Registration Statement on Form S-4, as amended (File No. 333-196386), declared effective as of July 16, 2014 (the “Registration Statement”), Vicon Industries, Inc. (“Vicon”) registered 4,503,885 shares of its common stock, par value $0.01 per share. Vicon is filing this Registration Statement on Form S-4 (the “462(b) Registration Statement”) pursuant to Rule 462(b) and General Instruction K to Form S-4, both as promulgated under the Securities Act of 1933, as amended, solely to register an additional 18,450 shares of its common stock issuable to holders of capital stock of IQinVision, Inc. in the proposed merger of IQinVision, Inc. with VI Merger Sub, Inc., a wholly owned subsidiary of Vicon, with IQinVision, Inc. surviving as a wholly owned subsidiary of Vicon.

Statement of Incorporation by Reference

The contents of the Registration Statement, including all amendments and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein, are hereby incorporated by reference into this 462(b) Registration Statement. Additional opinions and consents required to be filed with this 462(b) Registration Statement are listed on the Index to Exhibits attached to and filed with this 462(b) Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 21.        Exhibits and Financial Statement Schedules
(a)     Exhibits.

Exhibits
5.1	Opinion of Fox Rothschild LLP, regarding the legality of the additional securities being issued
23.1	Consent of BDO USA, LLP
23.2	Consent of Moss Adams LLP
23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
23.4	Consent of TM Capital
23.5	Consent of Imperial Capital
24.1	Power of Attorney (included herein by reference to the signature page to Vicon’s Registration Statement on Form S-4 (Registration No. 333-196386))

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edgewood, State of New York, on the 28th day of August, 2014.

VICON INDUSTRIES, INC.

By:	/s/ Kenneth M. Darby Kenneth M. Darby Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Kenneth M. Darby Kenneth M. Darby	Chairman and Chief Executive Officer (Principal Executive Officer)	August 28, 2014
	/s/ John M. Badke John M. Badke	Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2014
*	____________________ W. Gregory Robertson	Director	August 28, 2014
*	____________________ Arthur D. Roche	Director	August 28, 2014
*	____________________ Bernard F. Reynolds	Director	August 28, 2014
*	____________________ Julian A. Tiedemann	Director	August 28, 2014

*
The undersigned is signing and executing this registration statement on behalf of each director named above pursuant to a Power of Attorney granted by each such director, which was filed with the Securities and Exchange Commission on May 29, 2014 as part of the registrant’s Registration Statement on Form S-4 (Registration No. 333-196386).

/s/ Kenneth M. Darby Kenneth M. Darby Attorney in Fact

Exhibit Index

Exhibits
5.1	Opinion of Fox Rothschild LLP, regarding the legality of the additional securities being issued
23.1	Consent of BDO USA, LLP
23.2	Consent of Moss Adams LLP
23.3	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
23.4	Consent of TM Capital
23.5	Consent of Imperial Capital
24.1	Power of Attorney (incorporated herein by reference to Exhibit 24.1 of Vicon’s Registration Statement on Form S-4 (Registration No. 333-196386))